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                                                                Exhibit 99.B-(j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Experts" in the Statements of Additional Information and the incorporation by reference in this Post-Effective Amendment Number 48 to the Registration Statement (Form N-1A)(No. 2-77048/811-3451) of SEI Daily Income Trust of our report dated March 12, 2004, included in the 2004 Annual Report to shareholders.


                                                  /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
May 24, 2004